UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As previously reported, the Company has reached agreement on a settlement in connection with a class action complaint challenging the change of control provisions in the Company’s credit agreement with JP Morgan Chase Bank. Under the proposed settlement, there would be no payments to individual stockholders, but the Company would be required to amend the change of control provisions in the Company’s credit agreement. On February 11, 2016, the Company published the notice of hearing and proposed class action settlement attached as Exhibit 99.1 to this Form 8-K, giving notice of a hearing to be held on June 10, 2016 with respect to whether the provisional class certification should be made final, and whether the proposed settlement is fair, reasonable and adequate and should be finally approved, and at which the court will consider plaintiff counsel’s application for an award of fees and expenses. The case is captioned Rachel Thompson, On Behalf of Herself and All Others Similarly Situated v. Trimble Navigation Limited, Steven W. Berglund, John B. Goodrich, Merit E. Janow, Ulf Johansson, Mark S. Peek, Nickolas W. Vande Steeg, Ron Nersesian, and JPMorgan Chase Bank, Case No. 1-15-cv-27798.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1
Notice of Hearing and Proposed Class Action Settlement (Rachel Thompson, On Behalf of Herself and All Others Similarly Situated v. Trimble Navigation Limited, Steven W. Berglund, John B. Goodrich, Merit E. Janow, Ulf Johansson, Mark S. Peek, Nickolas W. Vande Steeg, Ron Nersesian, and JPMorgan Chase Bank, Case No. 1-15-cv-277983)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: February 11, 2016	By:	/s/ James A Kirkland
James A. Kirkland
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1
Notice of Hearing and Proposed Class Action Settlement (Rachel Thompson, On Behalf of Herself and All Others Similarly Situated v. Trimble Navigation Limited, Steven W. Berglund, John B. Goodrich, Merit E. Janow, Ulf Johansson, Mark S. Peek, Nickolas W. Vande Steeg, Ron Nersesian, and JPMorgan Chase Bank, Case No. 1-15-cv-277983)